Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 and S-3 (File Nos. 2-83780, 2-81019, 2-60469, 33-42536, 33-65077, 33-54045, 333-40991, 333-43017, 333-55667, 333-55669 and 333-57774) of Carpenter Technology Corporation of our reports dated August 10, 2004, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 3, 2004